UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 23, 2005

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway
Hillsboro, Oregon  97124

(Address of principal executive offices, including zip code)

(503) 615-9000
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On May 23, 2005, TriQuint Semiconductor, Inc. (the “Company”), notified its employees of a plan to reduce staffing at its Apopka, Florida and San Jose, Costa Rica operations by approximately 130 individuals. This reduction in force was made due to declining quarterly revenue from these operations and is expected to be completed during the quarter ending June 30, 2005. The Company will incur approximately $500,000 to $600,000 of severance and employee related expenses as a result of the reduction, all of which are cash charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

	By:	/s/ Raymond A. Link
Raymond A. Link
Vice President, Finance and Administration, Chief Financial Officer and Secretary

Date: May 26, 2005